Exhibit 1.1

Execution Version

TARGA RESOURCES CORP.

3,250,000 Shares of Common Stock

UNDERWRITING AGREEMENT

March 11, 2015

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Targa Resources Corp., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to Barclays Capital Inc. (the “Underwriter”) 3,250,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”). The Company also proposes to grant to the Underwriter an option to purchase up to 487,500 additional shares of Common Stock (the “Option Shares”; the Option Shares, together with the Firm Shares, being hereinafter called the “Shares”). Any reference herein to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 22 hereof.

The Company’s direct or indirect majority-owned subsidiaries, other than Targa Resources Partners LP, a Delaware limited partnership (the “Partnership”) and the Partnership Subsidiaries (as defined below), all of which are listed in Schedule I attached hereto, are collectively referred to as the “Company Group Subsidiaries.” The Company and the Company Group Subsidiaries are collectively referred to herein as the “Targa Parties.” The Partnership and the Partnership’s direct or indirect majority-owned subsidiaries, all of which, other than the direct or indirect majority-owned subsidiaries of Targa Pipeline Partners LP, a Delaware limited partnership (“Targa Pipeline”), are listed in Schedule II-A attached hereto (the “Partnership Subsidiaries”), are collectively referred to herein as the “Partnership Entities,” and the Partnership Subsidiaries listed in Schedule II-B attached hereto are referred to herein as the “Partnership Material Subsidiaries.” The Targa Parties, the Partnership and the Partnership Material Subsidiaries are collectively referred to herein as the “Targa Entities.”

This is to confirm the agreement between the Company and the Underwriter concerning the purchase of the Shares from the Company by the Underwriter.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a) Registration. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (file number 333-202661), as defined in Rule 405, on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) No Material Misstatements or Omissions in Registration Statement or Prospectus. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3 hereof) and on any date on which Option Shares are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(c) No Material Misstatements or Omissions in Disclosure Package. The Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(d) Well-Known Seasoned Issuer; Eligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer of the Shares, the Company was not an “ineligible issuer” (as defined in Rule 405).

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(f) Formation and Qualification. Each of the Targa Entities has been duly organized, formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the jurisdiction set forth opposite its name in Schedule III attached hereto with full power and authority to own or lease its properties and to conduct its business, in each case as described in the Disclosure Package and the Final Prospectus, in all material respects. Each of the Targa Entities is duly registered or qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires such registration or qualification, except where the failure to be so registered or qualified would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on the business or properties, earnings, condition (financial or otherwise) or prospects, taken as a whole, of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business.

(g) Capitalization. The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Disclosure Package and the Final Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

(h) Valid Issuance of the Shares. The Shares to be purchased by the Underwriter hereunder have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and conform to the description thereof contained in the Disclosure Package and the Final Prospectus.

(i) No Preemptive Rights, Registration Rights or Options. Except for preemptive rights identified in the Disclosure Package and the Final Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company or (ii) outstanding options or warrants to purchase any securities of the Company, in each case pursuant to any agreement or other instrument to which the Company is a party or by which the Company may be bound. Except for such rights that have been waived or as described in the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Company.

(j) Ownership of Company Group Subsidiaries. All of the issued and outstanding equity interests of each Company Group Subsidiary (i) have been duly authorized and validly issued in accordance with the bylaws or the limited partnership or limited liability company agreements (collectively, the “Company Group Subsidiary Organizational Agreements”) or the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document (in each case as in effect on the date hereof and as the same may be amended or restated on or prior to the Closing Date) (collectively with the Company Group Subsidiary Organizational Agreements, the “Company Group Subsidiary Organizational Documents”), as applicable, of such Company Group Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Company Group Subsidiary Organizational Documents of such Company Group Subsidiary) and nonassessable (except (1) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by the Delaware Revised Uniform Partnership Act, Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable and (2) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (ii) are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability and other Liens as described in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus and arising under the Credit Agreement, dated February 27, 2015, by and among the Company, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and the L/C issuer and each lender from time to time party thereto (the “TRC Credit Agreement”)) and the applicable Company Group Subsidiary Organizational Documents of such Company Group Subsidiary.

(k) Ownership of the General Partner Interest in the Partnership. Targa Resources GP LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership , taking into account the general partner interests which will be issued on or before a record date, end of a month or end of a quarter or in connection with the payment of the merger consideration pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 13, 2014, by and among the Company, the Partnership, Targa Resources GP LLC, a Delaware limited liability company, Trident MLP Merger Sub LLC, a Delaware limited liability company, Atlas Energy L.P., a Delaware limited partnership (“ATLS”), Atlas Pipeline Partners, L.P., a Delaware limited partnership, and Atlas Pipeline Partners GP, LLC, a Delaware limited liability company, in each case pursuant to Section 5.2(c) of the Partnership Agreement; such general partner interest has been duly and validly authorized and issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus or arising under that certain Second Amended and Restated Credit Agreement, dated October 3, 2012, with Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and other lenders named therein (as the same will be supplemented, amended or restated at or prior to the Closing Date and, together with the agreements, exhibits, and attachments contemplated or included therein, the “Partnership Credit Agreement”) or the TRC Credit Agreement.

(l) Ownership of the Sponsor Units. As of the date hereof, the Company owns, directly or indirectly, 12,945,659 Common Units (excluding the Common Units to which TGPI (as defined below) is entitled as merger consideration pursuant to the Merger Agreement) (the “Sponsor Units”); the Sponsor Units are owned free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Final Prospectus or arising under the TRC Credit Agreement). For purposes hereof, “Common Units” shall mean common units representing limited partner interests in the Partnership.

(m) Capitalization of the Partnership; Ownership of Incentive Distribution Rights. As of the date hereof, the issued and outstanding limited partnership interests of the Partnership consist of 177,503,401 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement); the General Partner owns 100% of the Incentive Distribution Rights; all of such Common Units and Incentive Distribution

Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); the General Partner owns the Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Final Prospectus or arising under the TRC Credit Agreement).

(n) Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Final Prospectus.

(o) Ownership of the General Partner. Targa GP Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“TGPI”), owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and TGPI owns such membership interests free and clear of Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Final Prospectus and arising under the TRC Credit Agreement).

(p) Ownership of Partnership Material Subsidiaries. All of the issued and outstanding equity interests of each Partnership Material Subsidiary (i) have been duly authorized and validly issued (in accordance with the bylaws or the limited partnership or limited liability company agreements (collectively, the “Partnership Material Subsidiary Organizational Agreements”) or the certificate of limited partnership, formation or conversion, certificate or articles of incorporation or other similar organizational document (in each case as in effect on the date hereof and as the same may be amended or restated on or prior to the Closing Date) (collectively with the Partnership Material Subsidiary Organizational Agreements, the “Partnership Material Subsidiary Organizational Documents”), as applicable, of such Partnership Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Partnership Material Subsidiary Organizational Documents of such Partnership Material Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable), other than equity interests that are not owned, directly or indirectly, by the Partnership, and (ii) other than Cedar Bayou Fractionators, L.P., a Delaware limited partnership (“CBF”), are owned, directly or indirectly, by the Partnership, free and clear of all Liens, other than those arising under the Partnership Credit Agreement. The Partnership owns, directly or indirectly, an 88% interest in CBF free and clear of all Liens except those arising under the Partnership Credit Agreement and the applicable Organizational Documents. The Partnership Subsidiaries other than the Partnership Material Subsidiaries did not, individually or in the aggregate, account for (x) more than 10% of the total assets of the Partnership Entities, taken as a whole, as of December 31, 2014 or (y) more than 10% of the net income of the Partnership Entities, taken as a whole, for the year ended December 31, 2014.

(q) Authority and Authorization. On or prior to the Closing Date, all corporate action required to be taken by the Company for the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby shall have been validly taken to the extent required to be taken at such times.

(r) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

(s) Enforceability of Certain Organizational Agreements. The bylaws or the limited partnership or limited liability company agreements and the certificate of formation or conversion, certificate or articles of incorporation, or other similar organizational document, as applicable (the “Organizational Agreements”), of each of the Targa Entities have been duly authorized, executed and delivered by the Targa Entities party thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(t) No Conflicts. None of (i) the offering, issuance or sale by the Company of the Shares, (ii) the execution, delivery and performance of this Agreement by the Company or (iii) the consummation of the transactions contemplated by this Agreement (A) conflicts or will conflict with, or constitutes or will constitute a violation of the Organizational Agreements of the Targa Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Targa Entity is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to a Targa Entity or any of their respective properties in a proceeding to which any of them or any of their respective property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Targa Entities (other than Liens created pursuant to the Partnership Credit Agreement or the TRC Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Permits”) of or with any court or governmental agency or body having jurisdiction over any Targa Entity or any of their respective properties or assets is required in connection with the offering, issuance or sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except (i) such Permits as may be required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) such Permits as have been obtained or will be obtained prior to the Closing Date, (iii) such Permits that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, and (iv) such Permits as are disclosed in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus.

(v) No Defaults. None of the Targa Entities is in (i) violation of its Organizational Agreements, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over the Targa Entities or any of their respective properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of either clause (i) or (ii) would, if continued, have a Material Adverse Effect.

(w) No Labor Dispute. No labor problem or dispute with any of the Targa Entities’ employees exists or is threatened or imminent, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus.

(x) Financial Statements. The audited consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Final Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary and selected financial, statistical and operating information set forth in the Registration Statement and the Final Prospectus under the caption “Summary—Summary Consolidated Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements, as applicable, from which it has been derived. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The unaudited pro forma condensed consolidated financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Registration Statement and the Final Prospectus Supplement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(y) Independent Public Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries and delivered its reports with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(z) ATLS Financial Statements. The audited consolidated financial statements of ATLS, incorporated by reference in the Registration Statement, Disclosure Package and Final Prospectus present fairly in all material respects the financial position, results of operations and cash flows of ATLS purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. Grant Thornton LLP, which has certified the financial statements of ATLS and delivered its report with respect to the audited consolidated financial statements of ATLS incorporated by reference in the Offering Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

(aa) Litigation. Except as set forth or contemplated in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which a Targa Entity is or may be a party or to which the business or property of any of the Targa Entities is or may be subject, (ii) to the knowledge of the Company, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Targa Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, prevent or result in the suspension of the offering and issuance of the Shares or draw into question the validity of this Agreement.

(bb) Title to Properties. The Targa Entities have good and marketable title to all real property and good title to all personal property described in the Disclosure Package or the Final Prospectus as owned by the Targa Entities, free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus, (ii) Liens that arise under the Partnership Credit Agreement or the TRC Credit Agreement or (iii) to the extent the failure to have such title or the existence of such Liens would not, individually or in the aggregate, have a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by a Targa Entity, such real property and buildings are or will be held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Targa Entities taken as a whole as they have been used in the past as described in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus and are proposed to be used in the future as described in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus, except to the extent the failure to hold such valid and subsisting and enforceable leases would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Rights-of-Way. The Targa Entities have such easements or rights-of-way (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; and (iii) rights-of-way held by affiliates of the Company as nominee for the benefit of the Targa Entities.

(dd) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(ee) Tax Returns. Each of the Targa Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus.

(ff) Insurance. The Targa Entities carry or are entitled to the benefits of insurance relating to their assets, with financially sound and reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. The Targa Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage relating to their respective assets as and when such policies expire or (ii) obtain comparable coverage relating to their respective assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg) Distribution Restrictions of Partnership Material Subsidiaries. No Partnership Material Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except (i) as described in or contemplated by the Disclosure Package, the Atlas Annual Reports and the Final Prospectus, (ii) arising under the Partnership Credit Agreement, (iii) such prohibitions mandated by the laws of each such subsidiary’s state of formation and the terms of any such subsidiary’s governing instruments and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(hh) Distribution Restrictions of the Partnership and Targa Parties. None of the Partnership nor any Targa Party (other than the Company) is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such entity’s equity interests, from repaying to the Company any loans or advances to such entity from the Company or from transferring any of such entity’s property or assets to the Company or any subsidiary of the Company, except (i) as described in or contemplated by the Disclosure Package and the Prospectus, (ii) arising under the Partnership Credit Agreement or the TRC Credit Agreement, (iii) such prohibitions mandated by the laws of each such entity’s state of formation and the terms of any such entity’s governing instruments and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(ii) Possession of Licenses and Permits. The Targa Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; the Targa Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; and, except as described in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus, the Targa Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(jj) Environmental Laws. Each of the Targa Entities (i) is in compliance with applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has timely applied for or received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits received and (iv) has not received notice of any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. In the ordinary course of business, the Targa Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Targa Entities have reasonably concluded that such associated costs and liabilities would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(kk) ERISA. On the Closing Date and each settlement date, except as would not, individually or in the aggregate, have a Material Adverse Effect, each Targa Entity will be in compliance with its obligations under all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) with respect to each “plan” (as defined in Section 3(3) of ERISA) in which any current or former employees of the Company or of any trade or business that, together with the Company, is or has been treated, within the six years preceding such date, as a single employer under Section 4001(b)(1) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) are or have been eligible to participate; no “reportable event” (as defined in ERISA) has occurred with respect to any such plan that is a “pension plan” (as defined in ERISA, hereinafter a “Pension Plan”) for which any of the Targa Entities would have any liability, excluding any reportable event for which a waiver could apply; none of the Targa Entities expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or (ii) Sections 430 or 4971 of the Code with respect to any Pension Plan.

(ll) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, against any of the Targa Entities, or to which any of the Targa Entities is a party, or to which any of their properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act or the rules and regulations thereunder.

(mm) Sarbanes-Oxley Act of 2002. On and after the Closing Date, the Company and the Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Company and Partnership, respectively.

(nn) Investment Company. None of the Targa Entities is, nor after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will any of the Targa Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) Books and Records; Internal Controls. Each Targa Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Targa Entities’ internal controls over financial reporting are effective and none of the Targa Entities are aware of any material weakness in its internal control over financial reporting.

(pp) Disclosure Controls and Procedures. (i) The Company has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports filed or to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(qq) Market Stabilization. None of the Company or the Targa Entities has taken, nor will any of them take, directly or indirectly, any action designed to, or that would constitute or that might be reasonably expected to result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(rr) Foreign Corrupt Practices Act. None of the Targa Entities or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Targa Entities (in their capacity as directors, officers, agents or employees) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Targa Entities and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Money Laundering Laws. The operations of the Targa Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the U.S. PATRIOT Act, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Targa Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) Office of Foreign Assets Control. None of the Targa Entities or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Targa Entities (in their capacity as directors, officers, agents or employees) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu) No Distribution of Other Offering Materials. None of the Targa Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Shares, will distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which Barclays Capital Inc. has consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134.

(vv) Listing on the NYSE. On or prior to the Closing Date, the Firm Shares will have been approved to be listed on the NYSE.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share as set forth on Schedule V, the Firm Shares.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 487,500 Option Shares at the same purchase price per share as the Underwriter shall pay for the Firm Shares. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the settlement date.

3. Delivery and Payment. Delivery of and payment for the Firm Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on March 17, 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter and the Company (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Underwriter, at 10:00 AM, New York City time, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option) for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Shares, and the obligation of the Underwriter to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Shares for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the Underwriter that:

(a) Preparation of Final Prospectus and Registration Statement. Prior to the termination of the offering of the Shares, the Company will not file any (i) amendment of the Registration Statement, (ii) supplement to the Final Prospectus or (iii) Rule 462(b) Registration Statement, unless the Company has furnished the Underwriter a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably object, unless the Company shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Underwriter (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If there occurs an event or development as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Disclosure Package, the Company will (A) notify promptly the Underwriter so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Underwriter in such quantities as it may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Final Prospectus to the Underwriter in such quantities as it may reasonably request.

(d) Reports to Stockholders. The Company will make generally available to its stockholders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Signed Copies of the Registration Statement and Copies of the Final Prospectus. The Company will furnish to each of the Underwriter and counsel for the Underwriter, upon request and without charge, one copy of the executed Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request.

(f) Qualification of Shares in Certain Jurisdictions. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The Company will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of

Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement (the “Lock-Up Period”); provided, however, that (i) the Company may issue and sell the Shares, (ii) the Company may issue and sell shares of Common Stock pursuant to any employee benefit plan of the Company in effect on or prior to the Execution Time, (iii) the Company may issue shares of Common Stock issuable upon the conversion, vesting or exercise of securities or the exercise of warrants outstanding at the Execution Time and (iv) the Company may issue shares of Common Stock pursuant to the Merger Agreement; provided, that no filing under the Securities Act or the Exchange Act shall be required as the result of any such issuance pursuant to this clause (iv).

(h) Price Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(i) Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filing fees in connection with any filings required to be made with the Financial Industry Regulatory Authority; (viii) the transportation and other expenses incurred by or on behalf of the Company’s Underwriter in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

It is understood, however, that except as otherwise provided in this Section 5 or in Section 7 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Shares by the Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriter on their own behalf in connection with presentations to prospective purchasers of the Shares.

(j) Free Writing Prospectuses. The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto, if any, and any electronic road show. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Firm Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i) Formation and Qualification. Each of the Targa Entities (other than the Atlas Entities) has been duly incorporated, formed or organized, as the case may be, and each of the Targa Entities is validly existing as a limited partnership, limited liability company or corporation, as applicable and is in good standing under the laws of its respective jurisdiction of formation or incorporation with full power and authority necessary to own or lease its properties and to conduct its business, in each case, as described in the Disclosure Package and the Prospectus, in all material respects.

(ii) Capitalization. The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Final Prospectus.

(iii) Valid Issuance of the Shares. The Shares to be purchased by the Underwriter have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(iv) No Preemptive Rights, Registration Rights or Options. Except for preemptive rights identified in the Disclosure Package and the Final Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company, in each case pursuant to the certificate of incorporation or bylaws of the Company or any agreement or instrument listed as an exhibit to the Registration Statement, in either case to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Company pursuant to any agreements or instruments listed as an exhibit to the Registration Statement other than as described in the Disclosure Package and the Final Prospectus or as have been waived.

(v) Ownership of the General Partner. The Company owns, directly or indirectly, all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Company owns, directly or indirectly, such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the GP LLC Agreement, (c) those arising under the TRC Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming a Targa Party as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(vi) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership, taking into account the general partner interests which will be issued on or before a record date, end of a month or end of a quarter or in connection with the payment of the merger consideration pursuant to the Merger Consideration, in each case pursuant to Section 5.2(c) of the Partnership Agreement; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Prospectus or the Partnership Agreement, (c) those arising under the TRC Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(vii) Ownership of the Sponsor Units. The Company owns, directly or indirectly, 12,945,659 Common Units (excluding the Common Units to which TGPI is entitled as merger consideration pursuant to the Merger Agreement) free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package or the Prospectus, (c) those arising under the TRC Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming a Targa Party as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(viii) Capitalization of the Partnership; Ownership of Incentive Distribution Rights. As of the date hereof, the issued and outstanding limited partnership interests of the Partnership consist of 177,503,401 Common Units and the Incentive Distribution Rights; the General Partner owns 100% of the Incentive Distribution Rights; all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable

(except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Partnership Agreement, (c) those arising under the TRC Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(ix) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Final Prospectus.

(x) Ownership of Partnership Material Subsidiaries. All of the issued and outstanding equity interests of each Partnership Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the Organizational Agreements of such Partnership Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Agreements of such Partnership Material Subsidiary) and nonassessable (except in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (i) those created by or arising under the corporate, limited liability company or partnership laws of the jurisdiction of formation or incorporation of the respective Partnership Material Subsidiary, as the case may be; (ii) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Organizational Agreements of such Partnership Material Subsidiary; (iii) those arising under the Partnership Credit Agreement; and (iv) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of equity interests of a Partnership Material Subsidiary owned directly by one or more other Partnership Material Subsidiary, naming any such other Partnership Material Subsidiary as debtor(s), is on file as of a recent date in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation.

(xi) Authority and Authorization. On or prior to the Closing Date, all corporate action required to be taken by the Company for the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement to be completed have been validly taken to the extent required to be taken as of the date hereof.

(xii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

(xiii) Enforceability of Certain Organizational Agreements. The Organizational Agreements of the Targa Entities have been duly authorized, executed and delivered by the Targa Entities, if applicable, and are valid and legally binding agreements of the Targa Entities, as applicable, enforceable against the Targa Entities, as applicable, in accordance with their terms; provided that, with respect to each of such agreements, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xiv) No Conflicts. None of the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, (A) constitutes or will constitute a violation of the Organizational Agreements of the Targa Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein, the TRC Credit Agreement or any agreement listed on Exhibit A to such opinion (which exhibit shall include all effective agreements of the Atlas Entities filed as exhibits to the Atlas Annual Reports that constitute material contracts of the Company pursuant to Item 601 of Regulation S-K) or (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or Federal law, in the case of clauses (B) or (C), would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(xv) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the

Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the execution, delivery and performance of this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act, and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or (iv) as disclosed in the Disclosure Package and the Final Prospectus.

(xvi) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(xvii) Form of Registration Statement and Final Prospectus. The Registration Statement, on the Effective Date, and the Final Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Final Prospectus.

(xviii) Descriptions and Summaries. The statements included in the Registration Statement and the Disclosure Package under the captions “Description of Our Capital Stock,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” “Business—Regulation of Operations,” Business—Other Federal Laws and Regulations Affecting Our Industry” and “Business—Environmental and Operational Health and Safety Matters” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xix) Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact, to the extent such counsel deems appropriate, upon the representations and warranties in this Agreement, upon certificates of officers and employees of the Targa Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the laws of the State of Texas and (iv) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Targa Entities may be subject. Such counsel may exclude any non-wholly-owned entities from its opinion regarding ownership of Partnership Material Subsidiaries.

In addition, such counsel shall state that they have participated in conferences with officers and other Underwriters of the Company, the independent public accountants of the Company and your Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Final Prospectus, as of its date and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in, or incorporated by reference in, the Registration Statement or the Final Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any document incorporated by reference therein.

(c) The Underwriter shall have received from Baker Botts L.L.P., counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Underwriter a certificate of the Company, signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or President-Finance and Administration of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus.

(e) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from each of PricewaterhouseCoopers LLP and Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference in, the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

(f) Subsequent to the Execution Time, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the

Targa Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, the Atlas Annual Reports and the Final Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Targa Entities’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Firm Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriter.

(j) At the Execution Time, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from each executive officer of the Company.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Underwriter, at 2001 Ross Ave., Dallas, Texas 75201, on the Closing Date.

7. Reimbursement of Underwriter’s Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriter, the Company will reimburse the Underwriter on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, affiliates of the Underwriter who have participated in the distribution of the Shares as Underwriter, and each person who controls the Underwriter or any such affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing for or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Underwriter agrees to indemnify and hold harmless the Company, each of the Company’s directors and officers who sign the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the following statements set forth in the Preliminary Final Prospectus and the Final Prospectus under the heading “Underwriting” constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus: the fifth, eleventh and twelfth paragraphs.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriter, on the other, from the offering of the Shares, provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriter, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company, who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d) to collect such amounts from the Company, except in the event that the Company commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.

9. Reserved.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus or the Final Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the Company’s officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Barclays Capital Inc. (fax no.: 646-834-8133) at 745 Seventh Avenue, New York, New York, 10019, Attention: Syndicate Registration, with a copy in case of any notice pursuant to Section 8 to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Targa Resources Corp. and confirmed to it at 1000 Louisiana, Suite 4300, Houston, Texas 77002, attention of Paul W. Chung, General Counsel (fax no. 713.554.1110) with a copy to Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760 attention of David P. Oelman (fax no. 713.758.2346).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which they may be acting, on the other, (b) the Underwriter are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the

Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

17. Applicable Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Atlas Annual Reports” means (1) the Annual Report of Targa Energy LP f/k/a Atlas Energy, L.P. for the year ended December 31, 2014 filed on February 27, 2015 and (2) the Annual Report of Targa Pipeline Partners LP f/k/a Atlas Pipeline Partners, L.P. for the year ended December 31, 2014 filed on February 27, 2015.

“Atlas Entities” means (1) Targa Energy LP, a Delaware limited partnership, (2) Targa Energy GP LLC, a Delaware limited liability company, (3) Targa America Mid-Continent Inc., a Delaware corporation and (4) Targa Pipeline Partners LP, a Delaware limited partnership.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses set forth in Schedule IV hereto, if any, and the price to the public, the number of Firm Shares and the number of Options Shares identified in Schedule V hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” has the meaning set forth in Schedule V hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Shares and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours,

Targa Resources Corp.

By:	/s/ Matthew J. Meloy
Name:	Matthew J. Meloy
Title:	Senior Vice President,
Chief Financial Officer and Treasurer

Signature Page to the Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Victoria Hale
Vice President

Signature Page to the Underwriting Agreement

SCHEDULE I

Company Group Subsidiaries

Name	Jurisdiction of Formation	Entity Type
Targa Resources GP LLC	Delaware	LLC
Targa Energy LP	Delaware	LP
Targa Energy GP LLC	Delaware	LLC
Targa America Mid-Continent Inc.	Delaware	Corp
TRI Resources Inc.	Delaware	Corp
Targa GP Inc.	Delaware	Corp
Targa LP Inc.	Delaware	Corp
Targa Resources Employee Relief Organization	Texas	Corp
Targa Resources Investments Sub Inc.	Delaware	Corp
Targa Resources LLC	Delaware	LLC
Targa Resources Finance Corporation	Delaware	Corp
Targa Versado Holdings LP	Delaware	LP

II -1

SCHEDULE II-A

Partnership Subsidiaries

Name	Jurisdiction of Formation	Entity Type
Cedar Bayou Fractionators, L.P.	Delaware	LP
DEVCO Holdings LLC	Delaware	LLC
Downstream Energy Ventures Co., L.L.C.	Delaware	LLC
Salta Properties LLC	Delaware	LLC
Targa Badlands LLC	Delaware	LLC
Targa Canada Liquids Inc.	British Columbia, Canada	Corp
Targa Capital LLC	Delaware	LLC
Targa Cogen LLC	Delaware	LLC
Targa Downstream LLC	Delaware	LLC
Targa Gas Marketing LLC	Delaware	LLC
Targa Gas Pipeline LLC	Delaware	LLC
Targa Gas Processing LLC	Delaware	LLC
Targa Intrastate Pipeline LLC	Delaware	LLC
Targa Liquids Marketing and Trade LLC	Delaware	LLC
Targa Louisiana Intrastate LLC	Delaware	LLC
Targa Midstream Services LLC	Delaware	LLC
Targa MLP Capital LLC	Delaware	LLC
Targa NGL Pipeline Company LLC	Delaware	LLC
Targa Pipeline Partners GP LLC	Delaware	LLC
Targa Pipeline Partners LP	Delaware	LP
Targa Receivables LLC	Delaware	LLC
Targa Resources Operating GP LLC	Delaware	LLC
Targa Resources Operating LLC	Delaware	LLC
Targa Resources Partners Finance Corporation	Delaware	Corp
Targa Sound Terminal LLC	Delaware	LLC
Targa Terminals LLC	Delaware	LLC
Targa Transport LLC	Delaware	LLC
Venice Energy Services Company, L.L.C.	Delaware	LLC
Venice Gathering System, L.L.C.	Delaware	LLC
Versado Gas Processors, L.L.C.	Delaware	LLC
Warren Petroleum Company LLC	Delaware	LLC

II-A -1

SCHEDULE II-B

Partnership Material Subsidiaries

Name	Jurisdiction of Formation	Entity Type
Cedar Bayou Fractionators, L.P.	Delaware	LP
Targa Badlands LLC	Delaware	LLC
Targa Downstream LLC	Delaware	LLC
Targa Liquids Marketing and Trade LLC	Delaware	LLC
Targa Midstream Services LLC	Delaware	LLC
Targa Pipeline Partners LP	Delaware	LP

II-B -1

SCHEDULE III

Formation and Qualification

Name	Jurisdiction of Formation	Entity Type
Targa Resources Corp.	Delaware	Corp
Targa Resources Partners LP	Delaware	LP
Targa Resources GP LLC	Delaware	LLC
Cedar Bayou Fractionators, L.P.	Delaware	LP
Targa Badlands LLC	Delaware	LLC
Targa Downstream LLC	Delaware	LLC
Targa Liquids Marketing and Trade LLC	Delaware	LLC
Targa Midstream Services LLC	Delaware	LLC
Targa Pipeline Partners LP	Delaware	LP
Targa Energy LP	Delaware	LP
Targa Energy GP LLC	Delaware	LLC
Targa America Mid-Continent Inc.	Delaware	Corp
TRI Resources Inc.	Delaware	Corp
Targa GP Inc.	Delaware	Corp
Targa LP Inc.	Delaware	Corp
Targa Resources Employee Relief Organization	Texas	Corp
Targa Resources Investments Sub Inc.	Delaware	Corp
Targa Resources LLC	Delaware	LLC
Targa Resources Finance Corporation	Delaware	Corp
Targa Versado Holdings LP	Delaware	LP

III -1

SCHEDULE IV

None

IV -1

SCHEDULE V

Price to the Public:	$91.00 per share

Share Information:	3,250,000 Firm Shares

487,500 Option Shares

Purchase Price:	$90.115 per share

Execution Time:	8:45 a.m. EST on March 12, 2015

V -1

EXHIBIT A

FORM OF LOCK-UP LETTER

March 11, 2015

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Targa Resources Corp. (the “Company”) and Barclays Capital Inc. (the “Underwriter”), relating to an underwritten public offering of shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned, in his individual capacity, will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for Common Stock of the Company, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Barclays Capital Inc.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

A-1